                                  Exhibit 10.5
                                  ------------

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------


         THIS AGREEMENT (the "Agreement") made as of the 1st day of July, 1996 by and between Health o meter Products, Inc., a Delaware corporation ("Health o meter" or the "Company") and S. DONALD McCULLOUGH, an individual currently residing at 2699 Wadsworth Road, Shaker Heights, Ohio 44122 ("McCullough" or the "Employee").

         WHEREAS, Health o meter and McCullough are parties to an Employment Agreement dated as of April 4, 1994 (the "Employment Agreement") setting forth the terms and conditions under which McCullough is employed by the Company and upon which the Company compensates McCullough; and

         WHEREAS, in connection with the Employment Agreement, the Company and the Employee also entered into an Incentive Stock Option Agreement dated as of May 5, 1994 (the "Incentive Stock Option Agreement") and a Non-Qualified Stock Option Agreement dated as of April 27, 1995 (the "Non-Qualified Stock Option Agreement"); and

         WHEREAS, the parties desire to amend and restate the Employment Agreement by entering into this Amended and Restated Employment Agreement;

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                                 EFFECTIVE TIME
                                 --------------

                  1.1 EFFECTIVE TIME. This Agreement shall become effective as of July 1, 1996 (the "Effective Time") and the Employment Agreement dated April 4, 1994 shall thereupon terminate and be of no further force or effect.

                                   ARTICLE II
                                   ----------

                                   EMPLOYMENT
                                   ----------

                  2.1 EMPLOYMENT. The Company hereby employs McCullough and McCullough hereby agrees to serve the Company on the terms and conditions set forth herein. McCullough shall hold the offices of President and Chief Operating Officer of the Company.


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                                   ARTICLE III
                                   -----------

                                      TERM
                                      ----

                  3.1 TERM. The term of employment of McCullough by the Company pursuant to this Agreement shall commence at the Effective Time and end on January 2, 1999 and shall be renewed automatically for successive two (2) year periods thereafter unless terminated as hereinafter provided, and unless either party gives the other notice of its intent not to renew this Agreement, which notice must be given at least ninety (90) days prior to the expiration of the initial term or any extension thereof. Notwithstanding the foregoing, the provisions of Section 5.5 hereof shall not be deemed to be included in or otherwise form a part of the terms of any renewal of this Agreement, and the Company shall be under no obligation to enter into any arrangements similar to those set forth in Section 5.5 in connection with any such renewal.

                                   ARTICLE IV
                                   ----------

                              DUTIES OF EMPLOYMENT
                              --------------------

                  4.1 DUTIES. Subject to the authority of the Board, McCullough shall have the status and powers as are customarily associated with, and shall perform such duties and functions as the Board shall from time to time determine and as are customarily assigned to, the President and Chief Operating Officer of a corporation. McCullough shall devote his full time and effort to the business and affairs of the Company; provided, however, that McCullough shall be entitled to serve on the Board of Directors of not more than two other companies which do not manufacture, market, sell or otherwise deal in products or services which are competitive with those manufactured, marketed or sold by the Company, and provided, further, that McCullough shall be entitled to serve on the governing body of any not-for-profit, charitable, trade or community organization. McCullough further agrees to serve, if elected or appointed thereto, as a director of the Company's subsidiaries and affiliated entities (if any) and in one or more executive offices of any of the Company's subsidiaries and affiliated entities (if any), provided that McCullough is indemnified for serving in any and all such capacities on the basis no less favorable than is currently provided by the Company's Certificate of Incorporation or By-laws.

                                    ARTICLE V
                                    ---------

                        COMPENSATION AND RELATED MATTERS
                        --------------------------------

                  5.1 SALARY. As compensation for the employment services to be rendered by McCullough hereunder, the Company shall pay to McCullough a salary at a rate of Two Hundred Seventeen Thousand One Hundred Dollars ($217,100) per annum, payable at such


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

intervals as may be consistent with the Company's payroll policies, subject to increase by the Compensation Committee of the Board in its sole discretion. The Company and McCullough agree that McCullough's salary shall be reviewed by the Compensation Committee of the Board of Directors from time to time. Compensation of McCullough by salary payments shall not be deemed exclusive and shall not prevent McCullough from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay McCullough's salary hereunder.

                  5.2 EXPENSES. During the term of McCullough's employment hereunder, McCullough shall be entitled to reimbursement of expenses in accordance with the Company's standard practices and policies, including without limitation, a leased automobile of his choice and reasonable country club expenses incurred for business purposes and shall be reimbursed for reasonable expenses incurred in relocating his principal residence (including any brokerage fee and loss of home equity): (a) to the Cleveland metropolitan area and; (b) when and if the Company's principal executive offices are relocated. Any expenses reimbursed by the Company under this Section 5.2 in respect of (i) reasonable country club expenses and (ii) relocations of McCullough's principal residence shall be reimbursed on a tax-grossed up basis.

                  5.3      OTHER BENEFITS.

                           (a) CONTINUED PARTICIPATION. McCullough shall be
entitled to participate in all of the Company's employee benefit plans in effect at the Effective Time and any other plans made available by the Company in the future to its executives and key management employees.

                           (b) PRO-RATION. Nothing paid to McCullough under any
plan presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to McCullough pursuant to Section 5.1 of this Article. Any payments or benefits payable to McCullough hereunder in respect of any calendar year during which McCullough is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be pro-rated in accordance with the number of days in such calendar year during which he is so employed.

                  5.4 ANNUAL PERFORMANCE BONUS. In addition to the annual salary set forth in Section 5.1 of this Article, the Company agrees to establish a bonus plan for executive officers under which McCullough, during the term of this Agreement, will be




*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

entitled to participate, commensurate with his position and salary. The amount of any annual bonus payable to McCullough shall be determined under such plan.

                  5.5 STOCK OPTIONS. In addition to the annual salary and bonuses set forth in this Article V, the Employee shall be entitled to:

                           (a)      The Company will grant the Employee a non-
qualified stock option, within the meaning of Section 422 of the Internal Revenue Code (the "1996 Option"), to purchase 90,500 shares of Common Stock of the Company at $5.375 per share. The 1996 Option will be subject to the terms and conditions set forth below and to the other terms and conditions set forth in a Non-Qualified Stock Option Agreement relating thereto attached as Exhibit A to this Agreement. The 1996 Option shall be exercisable as of the date hereof with respect to 22,625 Common Shares, as a result of the Company's achievement
of EBITDA of      *       (as against an EBITDA target of      *     ) for its
fiscal year ended in 1995. The remaining shares under the 1996 Option will vest and become exercisable on the dates and in the amounts set forth below only if the EBITDA targets set forth below are achieved; PROVIDED, HOWEVER, that if the Company's EBITDA for any of the fiscal years set forth above equals at least 90%, but less than 100%, of the EBITDA target applicable to such fiscal year, one-half of the shares scheduled to vest and become exercisable under the terms of the 1996 Option on December 31st of such year shall vest and become exercisable on such date. For purposes hereof, the term "EBITDA" for any year will mean consolidated earnings before interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles, consistently applied.


   Number of Shares         Fiscal Year         Shares Vest on             EBITDA
     Exercisable             Ending In           December 31,          (in thousands)          Entity
     -----------             ---------           ------------          --------------          ------

        22,625                  1996                 1996                    *              Health o meter
                                                                                            Products, Inc.
                                                                                            (consolidated)

        22,625                  1997                 1997                    *              Health o meter
                                                                                            Products, Inc.
                                                                                            (consolidated)

        22,625                  1998                 1998                    *              Health o meter
                                                                                            Products, Inc.
                                                                                            (consolidated)


                  (b) Subject to the provisions of Section 5.5(c), if the value of the shares exercisable under the 1996 Option, the 55,000 shares subject to the Incentive Stock Option Agreement and the 45,000 shares subject to the Non-Qualified Stock Option Agreement dated April 27, 1995, as amended as of the date hereof

*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

(collectively, the "Options") on December 31, 1998, including those shares disposed of (if any) is less than One Million Dollars ($1,000,000) (the "Formula Amount") on that date, the Company will pay the Employee, in cash, the amount by which the Formula Amount exceeds the value of the Options, including those shares disposed of prior to December 31, 1998. For purposes of this Article V, value shall mean, (a) for the shares exercisable under the Options, or for shares issued under the Options but not sold, the Fair Market Value of the Company's Common Stock on December 31, 1998, less the option exercise price, and
(b) for any shares issued under the Options and sold before December 31, 1998, the actual sales price, less the option exercise price. For purposes of this
Article V, the term Fair Market Value shall mean, if the Common Stock is listed on a national securities exchange, the NASDAQ Stock Market or another automated interdealer quotation system providing last sale reporting, the mean between the highest and the lowest sale price of the Common Stock on such date, or, if no sales have occurred on such date, on the most recent preceding day on which there are sale prices for the Common Stock. If the Common Stock is not listed on such an exchange, the NASDAQ Stock Market or such other system, then the term Fair Market Value shall mean the mean between the bid and ask prices for the Common Stock on the principal quotation system in which it is then included on such date. If the Common Stock is not publicly traded or such quotations are not otherwise available, then Fair Market Value shall be determined through a procedure reasonably acceptable to the Company and the Employee.

                  (c) To the extent that the Company's cumulative EBITDA for the fiscal years ending in 1995, 1996, 1997 and 1998 (the "Cumulative EBITDA") does
not equal or exceed       *       (the "Targeted Cumulative EBITDA"), then the
Formula Amount payable to Employee shall be determined in accordance with the procedures set forth in the following sentence; provided, however, that the Company shall have no obligation to make any payments to the employee under the
terms of this Section 5.5 if Cumulative EBITDA is less than      *      (the
"Minimum Cumulative EBITDA"). In the event that the Cumulative EBITDA is greater than the Minimum Cumulative EBITDA but less than Targeted Cumulative EBITDA, the Formula Amount shall be determined by multiplying (i) the difference between the Cumulative EBITDA and the Minimum Cumulative EBITDA by (ii) a fraction, the numerator of which is 1,000,000 and the denominator of which is the difference between the Targeted Cumulative EBITDA and the Minimum Cumulative EBITDA.

                  (d) If the Employee's employment is terminated without cause (as defined in Section 6.1 hereof) prior to the end of the fiscal year ending in 1998, then, for purposes of determining the amount, if any, payable to Employee under this Section 5.5, the Formula Amount shall be determined by: (i) multiplying $1,000,000 by a fraction, the numerator of which is the Company's cumulative EBITDA from the beginning of the fiscal year ending in 1995


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

through the end of the most recent fiscal year completed prior to the date of termination of Employee's employment, and the denominator of which is the sum of the annual EBITDA targets set forth in Section 5.5(a) for each of the fiscal years completed prior to the date of the termination of Employee's employment (the "Interim Targeted Cumulative EBITDA"); (ii) multiplying the result of the calculation set forth in clause (i) by a fraction, the numerator of which is the number of full fiscal years (beginning with the fiscal year ending in 1995) completed prior to the date of the termination of the Employee's employment and the denominator of which is four; and (iii) subtracting the result of the calculation set forth in clause (ii) from the value of the Options on the date of termination (such value to be determined in accordance with the procedures set forth in Section 5.5(a)). Notwithstanding the foregoing, the Company shall have no obligation to make any payment to the Employee under this Section 5.5 in connection with the termination of the Employee's employment if the Company's actual cumulative EBITDA for fiscal years completed prior to the date of such termination does not equal or exceed 80% of the Interim Targeted Cumulative EBITDA for such years.

                  (e) If the Employee's employment is terminated without cause (as defined in Section 6.1 hereof) subsequent to the end of the fiscal year ending in 1998, the Company's obligation, if any, to pay to the Employee the Formula Amount shall be determined in accordance with the provisions of Section 5.5(a) through 5.5(c) hereof, and the termination of the Employee's employment without cause subsequent to the end of the fiscal year ending in 1998 shall not have any effect on the Employee's rights or the Company's obligations with respect thereto.


                                   ARTICLE VI
                                   ----------

                                   TERMINATION
                                   -----------


                  6.1      DEFINITIONS.

                  (a) For purposes of this Article, "termination for cause" shall mean any termination of the Employee's employment resulting from: (i) Employee's engaging in fraud, misappropriation of funds, embezzlement or like conduct committed against the Company; (ii) Employee's conviction of a felony; or (iii) Employee's material violation of any provision of this Agreement which has not been cured within thirty (30) days after written notice setting forth such material violation and also setting forth the actions that Employee shall be required to take to cure such material violation has been given by the Company to Employee.

                  (b) The Company may terminate Employee's employment



*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

hereunder at any time without cause. Notwithstanding any other provisions of this Agreement to the contrary and for purposes of this Article, any termination of Employee's employment resulting from: (i) Employee's death; (ii) Employee's inability to perform the essential functions of his job with or without reasonable accommodation; (iii) Employee's resignation following a Change in Control; (iv) Employee's resignation following the failure by the Company to obtain the agreement referred to in the first sentence of Section 7.1 below; or
(v) Employee's resignation following a material diminution in the nature or scope of Employee's responsibilities, duties, powers or authority as set forth under this Agreement, shall be deemed to be a termination by the Company without cause. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than five percent (5%) of the then outstanding common stock of the company, acquires such additional shares of the Company's common stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Company's outstanding common stock.

                  6.2 RESIGNATION; TERMINATION FOR CAUSE. If Employee resigns from his positions with the Company (other than as set forth in Section 6.1(b)(iii), (iv) or (v)) or his employment shall be terminated by the Company for cause, the Company shall pay Employee his full salary through the date of resignation or termination at the rate then in effect and the Company shall have no further obligations to Employee under this Agreement.

                  6.3 TERMINATION WITHOUT CAUSE. If the Company terminates Employee's employment hereunder without cause, or if the Company fails to renew the term of this Agreement, then:

                  (a) the Company shall pay Employee (i) his full salary through the date of termination, at the annual rate then in effect and (ii) an amount in lieu of the annual performance bonus for the year in which such date of termination occurs equal to 50% of the amount of such bonus paid to the Employee with respect to the last fiscal year completed prior to the date of termination;

                  (b) in lieu of any further salary payments to Employee for periods subsequent to the date of termination, the Company shall continue to pay to Employee: (i) his salary at the annual rate in effect immediately prior to such termination for the eighteen (18) month period following such termination (the "Salary Continuation Period"); and (ii) an amount in lieu of an annual performance bonus, which amount shall be determined by multiplying the full amount of any performance bonus earned by Employee in the fiscal year immediately preceding the fiscal year in which the termination of employment occurred by the number 1.5,


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

with payment to be made over an eighteen (18) month period, in equal periodic installments consistent with the Company's payroll policies;

                  (c) in addition, all stock options, stock appreciation rights, restricted stock, other rights to acquire stock and other similar rights or benefits previously granted to Employee but not yet vested, shall vest immediately prior to such termination;

                  (d) the Company shall pay Employee the amount, if any, determined in accordance with Section 5.5(d) within sixty (60) days after the Company terminates Employee's Employment without cause; and

                  (e) payment of the foregoing by the Company shall constitute complete satisfaction and remedy with respect to termination of Employee's employment by the Company without cause.

                  6.4 CONTINUED BENEFITS. Unless Employee is terminated by the Company for cause, or Employee shall resign from his positions with the Company (other than as set forth in Section 6.1(b)(iii), (iv) or (v)), the Company shall maintain in full force and effect, at the Company's costs and expense and for the continued benefit of Employee during the Salary Continuation Period, all employee benefit plans and programs (other than (a) the Company's stock option plans, as to which the rights and obligations of the parties shall be governed exclusively by the terms of any option agreements entered into by the Company and Employee; and (b) those benefit plans and programs exclusively available to Employee pursuant to the provisions of this Agreement, all of which shall be governed by the other terms hereof), in which Employee was entitled to participate immediately prior to the date of termination; PROVIDED, that Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event Employee's participation in any such plan or program is barred, the Company shall arrange to provide Employee with benefits substantially similar to those which Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred. It is specifically agreed that under the terms of this Section 6.4, during the Salary Continuation Period, Employee shall be entitled (subject to the terms of the relevant plans) to: (x) participate in the Company's Flexible Spending Account Plan, (y) contribute to and receive matching contributions from the Company in accordance with the terms of the Company's Section 401(k) Plan and Trust in an amount equal to that provided to Employee immediately prior to the date of termination, and (z) the leased automobile of his choice as set forth in Section 5.2.

                  6.5 NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment provided for in


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

this Article by seeking other employment or otherwise and the Company will not be entitled to set off against amounts payable to Employee pursuant to this Agreement any amounts earned by Employee from other employment during the remaining term of Salary Continuation Period.

                                   ARTICLE VII
                                   -----------

                          SUCCESSORS, BINDING AGREEMENT
                          -----------------------------

                  7.1 SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to McCullough, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of a material provision of this Agreement and shall entitle McCullough to exercise in his discretion any and all rights arising from such a breach as provided in this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section
7.1 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

                  7.2 BINDING AGREEMENT. This Agreement and all rights of McCullough hereunder shall inure to the benefit of and be enforceable by McCullough's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If McCullough should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to McCullough's devisee, legatee, designee or, if there is no such designee, to McCullough's estate. This Agreement and all rights of the Company hereunder shall enure to the benefit of and be enforceable by the Company's successors and assigns.


                                  ARTICLE VIII
                                  ------------

                  REPRESENTATIONS AND AGREEMENTS OF MCCULLOUGH
                  --------------------------------------------

                  8.1 ABILITY TO PERFORM. McCullough represents and warrants that he is free to enter into this Agreement and to


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

                  8.2 COOPERATION. McCullough agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company's obtaining life insurance on the life of McCullough, and any other type of insurance or fringe benefit as the Company shall determine from time to time to obtain.

                                   ARTICLE IX
                                   ----------

                              RESTRICTIVE COVENANTS
                              ---------------------

                  9.1 NON-COMPETITION. McCullough agrees that during the Non-Competitive Period (as defined below), McCullough shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor or in any capacity whatsoever, engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in manufacturing, assembly, marketing or sales of coffeemakers, teamakers, filters, scales, massagers or any other product then being manufactured, assembled, marketed or sold by the Company, or then being developed by the Company with the expectation of sale by the Company within 90 days, in any geographic area where, at the time of the termination of his employment hereunder, the business of the Company was being conducted in any material respect; provided, however, that McCullough may own any securities of any corporation which is engaged in such business and is (i) publicly owned and traded but in an amount not to exceed at any one time five percent (5%) of any class of stock or securities of such corporation or (ii) a non-public start-up company engaged in a business which is unrelated to the businesses then engaged in by the Company. The term "NonCompetitive Period" shall mean the period commencing on the Date of Termination and ending on the date which is (i) twelve
(12) months later, in the event of termination by the Company without cause, or
(ii) eighteen (18) months later, in the event of termination by McCullough of his employment hereunder (other than as set forth in Section 6.1(b)(iii), (iv) or (v)) or termination by the Company for cause before the end of this Agreement.

                  9.2 NO HIRING. During the Non-Competitive Period, McCullough will not knowingly (i) hire or attempt to hire any employee of the Company or of any of the Company's subsidiaries or affiliated entities (if any); (ii) assist in such hiring by any


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

other person; or (iii) encourage any such employee to terminate his employment with the Company or any of such subsidiaries or affiliated entities.

                  9.3 SEVERABILITY. If any portion of the restrictions set forth in this Article IX should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                  9.4 REASONABLENESS. McCullough agrees that the territorial and time limitations set forth in this Article IX are reasonable and properly required for the adequate protection of the business of the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, McCullough agrees to the reduction of the territorial or time limitation to the area or period which such court shall have deemed reasonable.

                                    ARTICLE X
                                    ---------

                   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
                   ------------------------------------------

                  10.1 NON-DISCLOSURE. McCullough shall not, during the term of this Agreement and at any time thereafter, directly or indirectly, disclose or permit to be known outside of the scope of his duties to the Company, to any person, firm or corporation, any confidential information acquired by him during the course of, or as an incident to, his employment relating to the Company. It shall not be outside the scope of McCullough's duties to the Company to disclose confidential information to the Company's directors, officers, employees, advisors, attorneys, accountants, lenders, financial institutions or investors. Such confidential information shall be limited to proprietary technology, market data, formulae, customer and supplier lists, non-public financial and operating information and data, and any other documents embodying such confidential information to the extent that such data and information relate specifically to the Company. Such restrictions apply only to the reproduction or use of the specific written documents of the Company relating to the above-described categories and not to any knowledge (including but not limited to knowledge gained from such confidential information) based on McCullough's experience during his employment with the Company or otherwise.

                  10.2 RETURN OF DOCUMENTS. Upon termination of McCullough's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in McCullough's possession or control shall be returned and left with the Company.



*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                                   ARTICLE XI
                                   ----------

                                EQUITABLE RELIEF
                                ----------------

                  11.1 RIGHT TO INJUNCTION. McCullough recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character, involving skill of the highest order and giving them peculiar value, the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by McCullough, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. McCullough agrees that the Company may recover by appropriate action the amount of the actual damages caused the company by any failure, refusal or neglect of McCullough to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy, at law or in equity, for the same event or any other event.

                                   ARTICLE XII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

                  12.1 INDEMNIFICATION; INSURANCE. The Company will indemnify McCullough to the maximum extent permitted by law (including advancing expenses where appropriate) with respect to actions taken by him as an officer or director of the Company, any of its subsidiaries, or any affiliated entity of the company or any of its subsidiaries. The Company will also maintain in effect during McCullough's employment hereunder directors and officer liability insurance, to the extent the same can be obtained on commercially reasonable terms. If permitted by the terms of the policy providing such insurance, McCullough will remain insured under such policy until the first to occur of (i) termination of such policy (other than termination by the Company), or (ii) the fifth anniversary of the termination of McCullough's employment with the Company.

                  12.2 ARBITRATION. Should any dispute arise between the parties concerning the performance of this Agreement, the parties agree to mediation and, if not resolved through such mediation within thirty (30) days, final and binding arbitration in the city in which the principal executive offices of the Company are located at the time such dispute arises in accordance with the rules of the American Arbitration Association, subject to Article XI in the case of alleged breach of Articles IX or X.

                  The decision rendered in any arbitration proceedings shall be in writing and shall set forth the basis therefor. The


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

parties shall abide by the award rendered in the arbitration proceedings, and such award may be entered as a final, non-appealable judgment, and may be enforced and executed upon, in any court having jurisdiction over the party against whom enforcement of such award is sought. Each of the parties agrees (in connection with any action brought to enforce the arbitration provisions of this paragraph) not to assert in any such action, any claim that it is not subject to the personal jurisdiction of such court, that the action is brought in an inconvenient forum, that the venue of the action is improper or that such mediation or arbitration may not be enforced by such courts. Each party agrees that service of process may be made upon it by any method authorized by the laws of the state in which arbitration is to be conducted in accordance with this Section 12.2.

                  12.3 NOTICE. for the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing, shall be deemed to have been duly given when delivered or unless otherwise specified mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed as follows:

                     If the McCullough:         S. Donald McCullough
                                                2699 Wadsworth Road
                                                Shaker Heights, OH 44122

                     If to the Company:         Health o meter Products, Inc.
                                                24700 Miles Road
                                                Bedford Heights, Ohio  44146

                     With a copy to:            Calfee, Halter & Griswold
                                                1400 McDonald Investment Center
                                                800 Superior Avenue
                                                Cleveland, Ohio 44114
                                                Attn:  Thomas F. McKee, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  12.4 AMENDMENT OR ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

                  12.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio.

                  12.6 SEVERABILITY. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

this Agreement, which shall remain in full force and effect.

                  12.7 WAIVER OF BREACH. No waiver of or failure to enforce any provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, nor shall such waiver or failure to enforce constitute a continuing waiver.

                  12.8 ASSIGNMENT. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

                  12.9 FURTHER ASSURANCES. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                  12.10 HEADINGS. The section headings appearing in this Agreement are for purposes of each reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            HEALTH O METER PRODUCTS, INC.


                                            By: /s/ Peter C. McC. Howell
                                               --------------------------------
                                                 Peter C. McC. Howell,
                                                 Chairman and Chief Executive
                                                 Officer

                                            /s/ S. Donald McCullough
                                            -----------------------------
                                            S. Donald McCullough


*Confidential information has been omitted and filed separately with the Securities and Exchange Commission.